UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 23, 2024

BLACK DIAMOND THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39200	81-4254660
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Main Street, 14th Floor
Cambridge, MA	02142
(Address of principal executive offices)	(Zip Code)

(617) 252-0848

(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	BDTX	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure.

On September 23, 2024, Black Diamond Therapeutics, Inc. (the “Company”) issued a press release titled “Black Diamond Therapeutics Announces Initial Phase 2 Data Demonstrating Robust Anti-tumor Activity of BDTX-1535 in Patients with Recurrent EGFRm NSCLC who Present with a Broad Spectrum of Classical, Non-classical, and C797S Resistance Mutations.” A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in Item 7.01 of this Current Report on Form 8-K (including Exhibit 99.1 attached hereto) is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall they be deemed incorporated by reference into any filing by the Company, under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 8.01. Other Events.

On September 23, 2024, the Company reported initial Phase 2 data demonstrating encouraging clinical responses and durability of BDTX-1535 in patients with relapsed/refractory epidermal growth factor receptor (“EGFR”)-mutant (“EGFRm”) non-small cell lung cancer (“NSCLC”).

Phase 2 Preliminary Data Overview

The Phase 2 trial began in August 2023, and enrolled relapsed/refractory patients with non-classical EGFR mutations (“NCMs”) (Cohort 1) and those with C797S resistance mutations (Cohort 2). Safety assessment and dose selection were based upon the first 40 patients randomized to receive BDTX-1535 once daily at either 100 mg or 200 mg across both Cohorts. Preliminary response rate and durability were assessed in 27 patients at 200 mg with an August 17, 2024, data cutoff, including 22 response-evaluable patients who met protocol eligibility criteria.

Key Takeaways:

•	200 mg daily selected for pivotal clinical development. Dose selection was based primarily on pharmacokinetics, safety and tolerability data from 20 patients at 100 mg, and 20 patients at 200 mg.
•	Favorable tolerability profile at 200 mg, consistent with prior BDTX-1535 clinical data. The majority of adverse events were mild or moderate, and no new safety signals were observed. The most common on-target treatment-related adverse events were rash (70%) and diarrhea (35%). There were two cases of grade 3 rash, and no reported cases of grade 4 rash or grade 3/4 diarrhea.
•	Preliminary objective response rate (“ORR”) of 42% achieved in 19 patients. For the 22 response-evaluable patients, the preliminary ORR was 36%. 19 of these 22 patients expressed known osimertinib resistance mutations: either C797S or P-loop alpha-C helix compressing (a major subset of NCMs). Of these 19 patients, eight achieved a response (42%): five with a confirmed partial response (“PR”), including one patient who converted from a PR to an unconfirmed complete response at 8 months (and awaits confirmatory scan); and three with an unconfirmed PR at first scan and awaiting a confirmatory scan. An additional nine patients experienced stable disease.
•	Encouraging durability observed, with duration of response of approximately 8 months or more for first three patients with PR; 14 of 19 patients remain on therapy. Mean follow-up time is 4.7 months.

Forward-Looking Statements

Statements contained in this Current Report on Form 8-K regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Such statements include, but are not limited to, statements regarding: the potential of BDTX-1535 to address the unmet medical need for patients with recurrent NSCLC and for newly diagnosed NSCLC patients with non-classical EGFR mutations and benefit patients with NSCLC across multiple lines of therapy, the continued development and advancement of BDTX-1535, including the ongoing clinical trials and the timing of clinical updates for BDTX-1535 in patients with NSCLC and in patients with recurrent GBM; the expected timing for regulatory feedback and potential registrational pathways for BDTX-1535 in NSCLC; the estimates regarding the market opportunities for the Company’s product candidates; and the potential future development plans for BDTX-1535 in NSCLC. Any forward-looking statements in this Current Report on Form 8-K are based on management’s current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. Risks that contribute to the uncertain nature of the forward-looking statements include those risks and uncertainties set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, filed with the United States Securities and Exchange Commission and in its subsequent filings filed with the United States Securities and Exchange Commission. All forward-looking statements contained in this press release speak only as of the date on which they were made. The Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description
99.1	Press Release issued by Black Diamond Therapeutics, Inc. dated September 23, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACK DIAMOND THERAPEUTICS, INC.

Date: September 23, 2024	By:	/s/ Brent Hatzis-Schoch
	Name:	Brent Hatzis-Schoch
	Title:	Chief Operating Officer and General Counsel